QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-75310) and in the Registration Statements on Form S-8 (No. 333-42448 and No. 333-61017) of Tipperary Corporation of our report dated March 29, 2004 relating to the consolidated financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Denver, Colorado
March 29, 2004

QuickLinks

CONSENT OF INDEPENDENT ACCOUNTANTS